Exhibit 99.1

105 Norton Street Newark, NY 14513 Ph: (315) 331-7742 Fax: (315) 331-3547 www.iec-electronics.com

IEC Announces Results for the Second Quarter of Fiscal 2014

Newark, NY - May 1, 2014 - IEC Electronics Corp. (NYSE MKT: IEC) announced its unaudited results for the second quarter of fiscal 2014, ending March 28, 2014.

The Company reported revenue of $34.8 million for the quarter and a net loss of $569 thousand, or ($0.06) per diluted share. This compares to revenue in the prior year second quarter of $33.7 million and net loss of $1.1 million, or ($0.12) per diluted share. During the second quarter of fiscal 2014, the Company reported restatement and related expenses of $1.3 million compared to none in the second quarter of last year.

IEC reported revenue of $66.9 million and a net loss of $1.7 million or ($0.17) cents per diluted share for the first six months of fiscal 2014. This compares to revenue of $66.7 million and a net loss of $1.2 million or ($0.13) per diluted share for the first six months of fiscal 2013. During the first six months of fiscal 2014, the Company reported restatement and related expenses of $2.4 million compared to none for the first six months of last year.

W. Barry Gilbert, Chairman of the Board and CEO, stated, “We are making progress rebalancing and moving the business forward, albeit at a slower pace than we planned. Over the last twelve months we have introduced a number of previously discussed operational and managerial changes at most of our businesses. These are important changes that are starting to have a positive impact.

“Our revenue for the quarter was up slightly over the same period last year. As previously discussed, one of our medical customers is on FDA hold. We expect the hold to be lifted by the beginning of our fiscal fourth quarter with shipments to this customer returning to previous levels over time. Some of our recently added medical programs were slower to ramp in the second quarter and activity was sequentially flat as compared to the first quarter of 2014. We anticipate that activity from these programs will gradually increase and have a larger impact in the third and fourth quarter of this year. In the short run these programs may cost the Company money but in the long run we envision them being accretive to the business. These are excellent customers.

“Our industrial customers exceeded our expectations. Looking over the balance of the year, we believe that industrial sector sales will be flat or possibly down for the balance of the year as compared to last year.

“Our Aerospace and Defense business (previously Military and Aerospace), which represents approximately half of our revenue, remains steady. Our current platforms seem strong; we are not seeing a lot of change and no long range future programs have been cancelled. We are seeing some rotation of our programs. Certain older programs are being winnowed down but are being replaced with new robust programs in the current and anticipated future military budgets. Finally, we are seeing cost pressure from the ‘Primes’ which is a reflection of the cost pressure they are receiving from the government.

“As previously discussed, one of our communications customers has experienced some technical/design manufacturing problems with a new model they are introducing. These issues have largely been resolved and their volume is starting to increase. We are supporting their domestic needs and providing them with special technical support with their planned transition to the Far East. They are a young company, which at times can present challenges, but we are working closely with them and are optimistic that this customer will become a strong partner in the future.

“As noted last quarter, we have had a number of difficult quarters. Nonetheless, we continue to expand our customer base and gain new programs with our existing customers. I expect modest but steady revenue growth at the same time as operational changes take hold. We view our future to be bright, but remain cautious as the legal expenses resulting from our restatement and related matters are unpredictable as we work through associated issues.”

Conference Call

IEC will host a conference call today, Thursday, May 1, 2014 at 10:00 a.m. Eastern Time, to discuss its financial results for the second quarter and six months ended March 28, 2014.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers must enter conference i.d. number 13581366.
To access the live webcast, visit the IEC website at http://www.iec-electronics.com/conference-calls/. The webcast can also be accessed at http://www.InvestorCalendar.com.  An online replay will be available shortly after the call.
About IEC Electronics
IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the aerospace and defense, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified. Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on December 24, 2013 (the "2013 Form 10-K"). Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2013 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Vincent Leo	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203)972-9200
	(315)332-4308	jnesbett@institutionalms.com
	VLeo@iec-electronics.com	jbelodeau@institutionalms.com

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 28, 2014 and SEPTEMBER 30, 2013
(in thousands, except share and per share data)

	March 28, 2014	September 30, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$652	$2,499
Accounts receivable, net of allowance	25,083	27,945
Inventories, net	20,103	21,904
Deferred income taxes	1,382	1,382
Other current assets	1,124	610
Total current assets	48,344	54,340

Fixed assets, net	19,261	17,946
Intangible assets, net	2,520	2,647
Goodwill	2,005	2,005
Deferred income taxes	12,637	11,652
Other assets	339	345

Total assets	$85,106	$88,935

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,908	$2,778
Accounts payable	15,304	16,508
Accrued payroll and related expenses	2,557	2,464
Other accrued expenses	960	811
Customer deposits	438	187
Total current liabilities	22,167	22,748

Long-term debt	32,229	34,026
Other long-term liabilities	158	167
Total liabilities	54,554	56,941

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value: 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value: Authorized: 50,000,000 shares Issued: 11,141,806 and 11,006,749 shares, respectively Outstanding: 10,125,352 and 9,991,291 shares, respectively	112	110
Additional paid-in capital	44,032	43,802
Retained earnings/(accumulated deficit)	(12,152)	(10,483)
Treasury stock, at cost: 1,016,454 and 1,015,458 shares, respectively	(1,440)	(1,435)
Total stockholders' equity	30,552	31,994
Total liabilities and stockholders' equity	$85,106	$88,935

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
THREE AND SIX MONTH PERIODS ENDED MARCH 28, 2014 AND MARCH 29, 2013
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013

Net sales	$34,805	$33,681	$66,942	$66,671
Cost of sales	30,035	30,782	58,562	59,606
Gross profit	4,770	2,899	8,380	7,065
Selling and administrative expenses	3,952	4,311	7,744	8,357
Impairment of goodwill and other intangibles	—	—	—	—
Restatement and related expenses	1,258	—	2,414	—
Operating profit/(loss)	(440)	(1,412)	(1,778)	(1,292)

Interest and financing expense	492	359	852	638
Other expense/(income)	(1)	56	18	57
Income/(loss) before income taxes	(931)	(1,827)	(2,648)	(1,987)

Provision for/(benefit from) income taxes	(362)	(683)	(979)	(742)
Net income/(loss)	$(569)	$(1,144)	$(1,669)	$(1,245)

Net income/(loss) per common and common equivalent share:
Basic	$(0.06)	$(0.12)	$(0.17)	$(0.13)
Diluted	(0.06)	(0.12)	(0.17)	(0.13)

Weighted average number of common and common equivalent shares outstanding:
Basic	9,829,964	9,675,089	9,805,841	9,661,304
Diluted	9,829,964	9,675,089	9,805,841	9,661,304